Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-8 of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 2001.

/s/ Deloitte & Touche LLP

San Jose, California
February 21, 2002